EXHIBIT (f)(xii)

Announcement Entitled

“Fitch Downgrades Queensland to ‘AA’; Outlook Stable”

Fitch Ratings | Press Release Fitch Downgrades Queensland to ‘AA’; Outlook Stable Ratings Endorsement Policy 13 Sep 2012 3:46 AM (EDT) Fitch Ratings-Sydney-13 September 2012: Fitch Ratings has downgraded the Long-Term Foreign and Local Currency Ratings of the State of Queensland (QLD) and Queensland Treasury Corporation (QTC) to ‘AA’ from ‘AA+’. The Outlook is Stable. A full list of rating actions appears at the end of this commentary. The downgrade reflects Fitch’s view that QLD’s overall credit profile is no longer consistent with a “AA+” rating. The state’s fiscal position and debt matrix have deteriorated over the last four years and Fitch does not expect a recovery for at least two more years. The downgrade also reflects QLD’s increasing vulnerability to non-domestic investors as the absolute amount of QTC’s debt has increased which makes QTC more reliant on offshore wholesale funding markets. The newly elected state government has announced strong measures in its Budget 2012/13 to restore QLD’s financial position, in particular by achieving an operating surplus by the financial year ending 30 June 2014 (FY14) mainly through significant cost reductions and to a lesser extent through revenues measures. Fitch views that the expenditure measures reflect the government’s clear intention and should support the restoration of the state’s fiscal position. However, QLD’s structurally cyclical revenues are a potential weakness to the speed of fiscal recovery. As such, Fitch is expecting a slower recovery process of the state’s finances. Uncertainties in the global economy remain a risk to QLD’s revenues which are reliant on federal grant payments, housing and labour market development as well as consumer confidence. The state’s revenue growth estimated by Fitch for FY14 is below that forecast by QLD’s government. Therefore the agency does not expect QLD to return to a positive operating balance before FY15. As a result of historically weak budget performance combined with large capital expenditures (capex), QLD’s general government debt has more than doubled since FY09. Therefore, QLD’s debt matrix has weakened. Fitch believes that the reprioritisation of capex and an improvement in the state’s operating performance for FY15 could support a better debt matrix in the long term. Nevertheless, QLD’s ratings reflect Australia’s strong institutional framework, demonstrated by support from Australia’s Commonwealth government from tied and untied grants, significant co-funding in case of a major disaster, and QLD’s fully funded superannuation liabilities. The ratings also take into account QLD’s considerable contingent liabilities of QTC, whose risk is partly mitigated by its lengthened debt maturity profile and significant liquid assets. The Stable Outlook reflects Fitch’s expectations that QLD’s expenditure measures announced in its Budget 2012/13 will contribute to a restoration of the state’s fiscal position. The Outlook factors in another two years of negative operating balance and financial income offsetting interest expenses but Fitch expects QLD to return to a positive operating balance in FY15. Positive rating action is unlikely in the near term given the weak fiscal balance and large debt position. Further negative rating action could occur should QLD be unable to improve or stabilise its fiscal position over the next two to three years. QTC’s ratings are credit-linked to those of QLD through the state’s statutory guarantee and QTC’s 100% state ownership. Under Fitch’s criteria ‘Ratings of Public Sector Entities Outside the United States’, QTC has been classified as a dependent public sector entity of the state due to its strategic importance to QLD’s local government sector and its strong control by the state. QTC’s ratings will therefore move in line with any rating action on QLD. The rating actions are as follows: State of Queensland (QLD): Long-Term Local-Currency Rating downgraded to ‘AA’ from ‘AA+’; Outlook Stable; Short-Term Local-Currency Rating affirmed at ‘F1+’; Long-Term Foreign-Currency Rating downgraded to ‘AA’ from ‘AA+’; Outlook Stable; and Short-Term Foreign-Currency Rating affirmed at ‘F1+’.

Fitch Ratings | Press Release Queensland Treasury Corporation (QTC): Long-Term Local-Currency Rating downgraded to ‘AA’ from ‘AA+’; Outlook Stable; Short-Term Local-Currency Ratings affirmed at ‘F1+’; Long-Term Foreign-Currency Rating downgraded to ‘AA’ from ‘AA+’; Outlook Stable; Short-Term Foreign-Currency affirmed at ‘F1+’; Senior unsecured debt rating guaranteed by QLD downgraded to ‘AA’ from ‘AA+’; and Senior unsecured debt rating guaranteed by the Commonwealth of Australia affirmed at ‘AAA’. Contacts: Andrea Jaehne Director +61 2 8256 0343 Fitch Australia Pty. Ltd., Level 15, 77 King Street, Sydney NSW 2000 Fernando Mayorga Managing Director +34 93 323 8400 Committee Chairperson Elzbieta Kaminska Senior Director +48 22 338 62 84 Media Relations: Iselle Gonzalez, Sydney, Tel: +612 8256 0326, Email: iselle.gonzalez@fitchratings.com. Additional information is available at ‘www.fitchratings.com’. The ratings above were unsolicited and have been provided by Fitch as a service to investors. Applicable Criteria: ‘Tax-Supported Rating Criteria’, dated 14 August 2012; ‘International Local and Regional Governments Ratings Criteria - Outside the United States’, dated 17 August 2012; and ‘Ratings of Public Sector Entities Outside the United States’, dated 5 March 2012, are available at www.fitchratings.com Applicable Criteria and Related Research: Tax-Supported Rating Criteria International Local and Regional Governments Rating Criteria - Outside the United States Rating of Public Sector Entities - Outside the United States ALL FITCH CREDIT RATINGS ARE SUBJECT TO CERTAIN LIMITATIONS AND DISCLAIMERS. PLEASE READ THESE LIMITATIONS AND DISCLAIMERS BY FOLLOWING THIS LINK: HTTP://FITCHRATINGS.COM/UNDERSTANDINGCREDITRATINGS. IN ADDITION, RATING DEFINITIONS AND THE TERMS OF USE OF SUCH RATINGS ARE AVAILABLE ON THE AGENCY’S FREE WEBSITE ‘WWW.FITCHRATINGS.COM’. PUBLISHED RATINGS, CRITERIA AND METHODOLOGIES ARE AVAILABLE FROM THIS SITE AT ALL TIMES. FITCH’S CODE OF CONDUCT, CONFIDENTIALITY, CONFLICTS OF INTEREST, AFFILIATE FIREWALL, COMPLIANCE AND OTHER RELEVANT POLICIES AND PROCEDURES ARE ALSO AVAILABLE FROM THE ‘CODE OF CONDUCT’ SECTION OF THIS SITE. Fitch Australia Pty Ltd holds an Australian financial services licence (AFS licence no. 337123) which authorises it to provide credit ratings to wholesale clients only. Credit ratings information published by Fitch is not intended to be used by persons who are retail clients within the meaning of the Corporations Act 2001. Copyright © 2012 by Fitch, Inc., Fitch Ratings Ltd. and its subsidiaries.